Exhibit 99.1
Rexford Industrial Announces Fourth Quarter and Full Year 2025 Financial Results

Los Angeles, California — February 4, 2026 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the fourth quarter and full year 2025.

Full Year 2025 Financial and Operational Highlights (all comparisons to Full Year 2024)
•Net income attributable to common stockholders of $200.2 million, or $0.86 per diluted share, as compared to $262.9 million, or $1.20 per diluted share.
•Company share of Core FFO of $558.6 million, an increase of 9.2%.
•Company share of Core FFO per diluted share of $2.40, an increase of 2.6%.
•Total Portfolio NOI of $752.7 million, an increase of 5.7%.
•Same Property Portfolio NOI increased 1.1% and Same Property Portfolio Cash NOI increased 4.3%.
•Average Same Property Portfolio occupancy of 96.4%.
•Executed 10.4 million square feet of new and renewal leases. Comparable rental rates increased by 23.4%, compared to prior rents, on a net effective basis and by 10.7% on a cash basis.
•Executed 2.1 million square feet of leases related to the Company’s repositioning and development projects.
•Sold seven properties for a total sales price of $217.5 million, generating a weighted average unlevered IRR to the Company of 12.4%.
•Repurchased 6,327,283 shares of common stock at a weighted average price of $39.51 per share for a total of $250.0 million.
•Net Debt to Enterprise Value ratio of 24.9% and Net Debt to Adjusted EBITDAre of 4.4x.
•Subsequent to year end, declared a quarterly common stock dividend of $0.435 per share, an increase of 1.2%.
•Laura Clark, Chief Operating Officer, to assume Chief Executive Officer role effective April 1, 2026, as part of the Company’s previously announced leadership succession plan.
•Appointed David Stockert as an independent member to the Board of Directors, effective January 1, 2026.

"We closed 2025 with solid performance and made meaningful progress against the immediate strategic priorities we outlined in November,” said Laura Clark, Chief Operating Officer and incoming Chief Executive Officer. “As we advance this next chapter at Rexford, we remain confident in the long-term fundamentals of infill Southern California and are committed to disciplined capital allocation, enhancing operational efficiency and delivering sustained value for our shareholders in 2026 and beyond.”

Financial Results

The Company reported net loss attributable to common stockholders for the fourth quarter of $68.7 million, or $0.30 per diluted share, compared to net income of $59.4 million, or $0.27 per diluted share, in the prior year quarter. The net loss for the fourth quarter includes $19.9 million of gains on sale of real estate, $89.1 million of impairments and $60.2 million of Co-CEO transition costs, compared to none in the prior year quarter.

For the year ended December 31, 2025, net income attributable to common stockholders was $200.2 million, or $0.86 per diluted share, compared to $262.9 million, or $1.20 per diluted share, in the prior year period. Net income for the year ended December 31, 2025 includes $106.0 million of gains on sale of real estate as compared to $18.0 million, in the prior year period. Net income for the year ended December 31, 2025 also includes $89.1 million of impairments and $60.2 million of Co-CEO transition costs, as compared to none in the prior year period. The impairments for the quarter and year ended December 31, 2025 are related to properties in the near-term development pipeline that the Company expects to sell in 2026.

The Company reported its share of Core FFO for the fourth quarter of $136.2 million, representing a 5.9% increase, compared to $128.6 million for the prior year quarter. The Company reported Core FFO of $0.59 per diluted share, representing an increase of 1.7%, compared to $0.58 per diluted share for the prior year quarter. Core FFO for the fourth quarter excludes nonrecurring costs totaling $65.8 million attributable to Co-CEO transition costs and other nonrecurring costs. The Co-CEO transition costs were fully recognized in the fourth quarter and will not impact 2026 Core FFO results.

For the year ended December 31, 2025, Company share of Core FFO was $558.6 million, representing a 9.2% increase, compared to $511.7 million for the prior year period. For the year ended December 31, 2025, the Company reported Core FFO of $2.40 per diluted share, representing an increase of 2.6%, compared to $2.34 per diluted share for the prior year period. Core FFO for the year ended December 31, 2025 excludes nonrecurring costs totaling $71.5 million attributable to Co-CEO transition costs, other nonrecurring and severance costs.

In the fourth quarter of 2025, the Company’s Same Property Portfolio NOI and Cash NOI increased 0.4% and 2.8%, respectively, compared to the prior year quarter. For the year ended December 31, 2025, the Company’s Same Property Portfolio NOI and Cash NOI increased 1.1% and 4.3%, respectively, compared to the prior year period.

Operating Results

	Q4 2025 Leasing Activity
			Releasing Spreads(1)
	# of Leases Executed	SF of Leasing	Net Effective	Cash
New Leases	57	1,574,816	7.1%	0.9%
Renewal Leases	61	1,464,751	26.0%	11.0%
Total Leases	118	3,039,567	22.0%	9.0%

	Full Year 2025 Leasing Activity
			Releasing Spreads(1)
	# of Leases Executed	SF of Leasing	Net Effective	Cash
New Leases	221	5,497,077	10.0%	0.1%
Renewal Leases	257	4,900,977	28.3%	14.7%
Total Leases	478	10,398,054	23.4%	10.7%

(1)Net effective and cash rent statistics include leases in which there is comparable lease data. Please see the Company’s supplemental financial reporting package for additional detail related to quarter-to-date leasing activity.

As of December 31, 2025, the Company’s Same Property Portfolio ending occupancy was 96.5%. Average Same Property Portfolio occupancy for the fourth quarter was 96.8%. The Company’s total portfolio, excluding value-add repositioning and development assets, was 96.0% occupied and 96.6% leased. The Company’s total portfolio, including value-add repositioning and development assets, was 90.2% occupied and 90.9% leased. The Company’s improved land and industrial outdoor storage (IOS) sites, totaling approximately 8.4 million square feet or 191.9 acres, were 97.8% leased as of December 31, 2025.

Subsequent to year end, the Company executed a three-year lease extension with its largest tenant, Tireco, Inc., which occupies 1.1 million square feet at 10545 Production Avenue in the Inland Empire — West submarket. The lease amendment extended the lease term to April 30, 2030.

Repositioning and Development Leasing Activity

During the fourth quarter of 2025, the Company executed seven leases totaling 545,902 square feet of repositioning and development projects. For the full year 2025, the repositioning and development leasing totaled 2,074,434 square feet across 27 leases, representing $39.5 million of annualized NOI.

During the fourth quarter of 2025, the Company stabilized seven repositioning and development projects, totaling 748,573 square feet, representing a total investment of $306.0 million. The projects achieved a weighted average unlevered stabilized yield of 5.0% on total investment.

For the full year 2025, the Company stabilized 21 repositioning and development projects, totaling 2,225,865 square feet, which represent a total investment of $798.0 million. The projects achieved a weighted average unlevered stabilized yield of 5.5% on total investment.

Disposition Activity

During the fourth quarter of 2025, the Company disposed of 600-650 S. Grand Avenue, Santa Ana, in the Orange County — South submarket for $29.9 million, or $295 per square foot. The 101,389-square-foot, multi-tenant industrial building on 6.7 acres was 91.5% occupied at the time of sale. The transaction generated an unlevered IRR to the Company of 11.7%.

For the full year 2025, the Company disposed of seven properties, totaling 589,534 square feet, for an aggregate sales price of $217.5 million, generating a weighted average unlevered IRR to the Company of 12.4%.

The Company has an additional $230 million of dispositions under contract or accepted offer, inclusive of six properties that were in the near-term development pipeline. These transactions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions. The Company currently has no acquisitions under contract or accepted offer.

Balance Sheet
The Company ended the fourth quarter of 2025 with $1.4 billion of total liquidity, including $165.8 million in unrestricted cash on hand and $1.245 billion available under its unsecured revolving credit facility.

During the fourth quarter, the Company repurchased 2,443,438 shares of its common stock under its common stock repurchase program at a weighted average price of $40.93 for a total cost of $100.0 million. For the full year 2025, the Company repurchased 6,327,283 shares of its common stock under its stock repurchase program at a weighted average price of $39.51 per share for a total cost of $250.0 million. Subsequent to year end, the Company's Board of Directors authorized a new $500 million stock repurchase program, which superseded and replaced the prior program. The Company has full availability under the current program.

As of December 31, 2025, the Company had $3.3 billion of outstanding debt, with a weighted average interest rate of 3.7%, and no floating rate debt exposure. The weighted average term-to-maturity of the Company’s outstanding debt is 3.3 years with no material debt maturities until 2027.

Dividends

On February 2, 2026, the Company’s Board of Directors authorized a dividend in the amount of $0.435 per share, an increase of 1.2%, for the first quarter of 2026, payable in cash on April 15, 2026, to common stockholders and common unit holders of record as of March 31, 2026.

On February 2, 2026, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on March 31, 2026, to preferred stockholders of record as of March 16, 2026.

Leadership Transition and Board of Directors Updates

In November 2025, the Company announced that Laura Clark, Chief Operating Officer, will assume the role of Chief Executive Officer effective April 1, 2026, as part of the Company’s leadership succession plan. Ms. Clark was appointed to the Board on November 17, 2025, and succeeds Co-Chief Executive Officers, Howard Schwimmer and Michael Frankel, who will depart from their roles on March 31, 2026. Mr. Schwimmer and Mr. Frankel will continue to serve as directors on the Board until their terms expire at the 2026 Annual Meeting of Shareholders.

In November 2025, the Company also announced the appointment of David Stockert to its Board of Directors and as a member of the Board’s Audit Committee, effective January 1, 2026.

Guidance

The Company is initiating its full year 2026 guidance as indicated below. Please refer to the Company’s supplemental information package for a complete detail of guidance and the 2026 Guidance Rollforward.

2026 Outlook	Low	High
Earnings
Net Income Attributable to Common Stockholders per diluted share(1)	$1.15	$1.20
Company share of Core FFO per diluted share(1)	$2.35	$2.40
Same Property Portfolio(2)
Same Property Portfolio NOI Growth - Net Effective	(2.5)%	(1.5)%
Same Property Portfolio NOI Growth - Cash	(2.0)%	(1.0)%
Average Same Property Portfolio Occupancy (Full Year)	94.8%	95.3%
Capital Allocation
Dispositions	$400M	$500M
Repositioning/Development Annualized Stabilized Cash NOI(3)	$19M	$21M
Repositioning/Development Starts (SF)	1.1M	1.1M
Repositioning/Development Starts (Total Estimated Project Costs)	$130M	$140M
Other Assumptions
General and Administrative Expenses	+/-$60M
Interest Expense	+/- $112M

(1) 2026 Net Income and Core FFO Guidance refers to the Company's in-place portfolio as of February 4, 2026, as well as guidance expectations related to investment activity.
(2)2026 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2025 through February 4, 2026, and excludes properties that were or will be classified as repositioning/development (current and future) or lease-up during 2025 and 2026 (unless otherwise noted). As of January 1, 2026, our 2026 Same Property Portfolio consisted of 342 properties aggregating 42.0 million rentable square feet. For the full year 2025, Average Same Property Portfolio occupancy was 95.6% for the 2026 Same Property Portfolio.
(3)Represents estimated annualized Cash NOI for repositioning/development projects expected to stabilize in 2026.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, tariffs, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Earnings Presentation

The Company’s supplemental financial reporting package as well as an earnings presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call

A conference call with executive management will be held on Thursday, February 5, 2026, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 5314484.
1 (800) 715-9871 (for domestic callers)
1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and repositioning industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation over the long term. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprised 419 properties with approximately 51.2 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table, which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2026 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2026 Estimate
	Low	High
Net income attributable to common stockholders	$1.15	$1.20
Company share of depreciation and amortization	1.20	1.20
Company share of Core FFO	$2.35	$2.40

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, gains (or losses) from property dispositions, impairment losses of depreciable operating property and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2025 Same Property Portfolio is a subset of our total portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through December 31, 2025, and excludes (i) properties that were acquired or sold during the period from January 1, 2024 through December 31, 2025, and (ii) properties acquired prior to January 1, 2024 that were classified as repositioning/development (current and future) or lease-up during 2024 and 2025 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of December 31, 2025, our 2025 Same Property Portfolio consisted of buildings aggregating 37.5 million rentable square feet at 287 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date — Repositioning/Development Properties: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/development construction work.

Net Debt to Enterprise Value: As of December 31, 2025, we had consolidated indebtedness of $3.3 billion, reflecting a net debt to enterprise value of approximately 24.9%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents.

Net Debt to Adjusted EBITDAre: Calculated as Net Debt divided by annualized Adjusted EBITDAre. We calculate Adjusted EBITDAre as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property, non-cash stock-based compensation expense, acquisition expenses, the pro-forma effects of dispositions and other nonrecurring expenses. We believe that Adjusted EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. In addition, we believe Adjusted EBITDAre is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because Adjusted EBITDAre is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Adjusted EBITDAre should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate Adjusted EBITDAre differently than we do; accordingly, our Adjusted EBITDAre may not be comparable to such other Equity REITs’ Adjusted EBITDAre. Adjusted EBITDAre should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to Adjusted EBITDAre is set forth below in the Financial Statements and Reconciliations section.

Contact

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com

Financial Statements and Reconciliations
Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Land	$7,689,921	$7,822,290
Buildings and improvements	4,677,318	4,611,987
Tenant improvements	198,161	188,217
Furniture, fixtures, and equipment	132	132
Construction in progress	451,109	333,690
Total real estate held for investment	13,016,641	12,956,316
Accumulated depreciation	(1,165,792)	(977,133)
Investments in real estate, net	11,850,849	11,979,183
Cash and cash equivalents	165,778	55,971
Loan receivable, net	123,704	123,244
Rents and other receivables, net	13,958	15,772
Deferred rent receivable, net	190,376	161,693
Deferred leasing costs, net	87,745	67,827
Deferred loan costs, net	6,886	1,999
Acquired lease intangible assets, net	140,627	201,467
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	2,025	8,942
Other assets	25,609	26,964
Total Assets	$12,612,713	$12,648,218
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,251,909	$3,345,962
Interest rate swap liability	829	—
Accounts payable, accrued expenses and other liabilities	120,849	149,707
Dividends and distributions payable	103,399	97,823
Acquired lease intangible liabilities, net	116,487	147,473
Tenant security deposits	92,444	90,698
Tenant prepaid rents	88,777	90,576
Total Liabilities	3,774,694	3,922,239
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at December 31, 2025 and December 31, 2024 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at December 31, 2025 and December 31, 2024 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 231,580,135 and 225,285,011 shares outstanding at December 31, 2025 and December 31, 2024, respectively	2,316	2,253
Additional paid in capital	8,945,123	8,601,276
Cumulative distributions in excess of earnings	(642,130)	(441,881)
Accumulated other comprehensive loss	(422)	6,746
Total stockholders’ equity	8,460,563	8,324,070
Noncontrolling interests	377,456	401,909
Total Equity	8,838,019	8,725,979
Total Liabilities and Equity	$12,612,713	$12,648,218

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REVENUES
Rental income	$243,230	$239,737	$980,376	$922,096
Management and leasing services	197	167	589	611
Interest income	4,670	2,991	22,168	13,700
TOTAL REVENUES	248,097	242,895	1,003,133	936,407
OPERATING EXPENSES
Property expenses	59,287	56,006	227,725	210,260
General and administrative	19,199	21,940	78,856	82,153
Depreciation and amortization	76,819	71,832	315,919	275,247
TOTAL OPERATING EXPENSES	155,305	149,778	622,500	567,660
OTHER EXPENSES
Other expenses	65,910	34	72,611	2,238
Interest expense	25,451	28,173	104,903	98,596
TOTAL EXPENSES	246,666	177,985	800,014	668,494
Impairment of real estate	(89,097)	—	(89,097)	—
Debt extinguishment and modification expenses	—	—	(291)	—
Gains on sale of real estate	19,931	—	106,032	18,013
NET (LOSS) INCOME	(67,735)	64,910	219,763	285,926
Less: net loss (income) attributable to noncontrolling interests	2,312	(2,725)	(7,734)	(12,124)
NET (LOSS) INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	(65,423)	62,185	212,029	273,802
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: earnings attributable to participating securities	(952)	(457)	(2,602)	(1,679)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(68,690)	$59,413	$200,169	$262,865
Net (loss) income attributable to common stockholders per share – basic	$(0.30)	$0.27	$0.86	$1.20
Net (loss) income attributable to common stockholders per share – diluted	$(0.30)	$0.27	$0.86	$1.20
Weighted-average shares of common stock outstanding – basic	231,758	222,516	232,478	218,280
Weighted-average shares of common stock outstanding – diluted	232,051	222,856	232,551	218,467

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy
	December 31,
	2025	2024	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	96.7%	96.7%	0 bps
Orange County	98.9%	99.4%	(50) bps
Riverside / San Bernardino County	96.4%	96.6%	(20) bps
San Diego County	98.1%	97.5%	60 bps
Ventura County	94.5%	91.1%	340 bps
Same Property Portfolio Weighted Average Occupancy	96.8%	96.6%	20 bps

Ending Occupancy:	96.5%	96.4%	10 bps
(1)Calculated by averaging the occupancy rate at the end of each month in 4Q-2025 and September 2025 (for 4Q-2025) and the end of each month in 4Q-2024 and September 2024 (for 4Q-2024).

Same Property Portfolio NOI and Cash NOI

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Rental income	$190,470	$187,372	$3,098	1.7%	$759,209	$745,932	$13,277	1.8%
Property expenses	44,269	41,727	2,542	6.1%	170,034	163,053	6,981	4.3%
Same Property Portfolio NOI	$146,201	$145,645	$556	0.4%	$589,175	$582,879	$6,296	1.1%
Straight line rental revenue adjustment	(2,198)	(5,167)	2,969	(57.5)%	(14,075)	(27,437)	13,362	(48.7)%
Above/(below) market lease revenue adjustments	(4,953)	(5,260)	307	(5.8)%	(19,695)	(23,129)	3,434	(14.8)%
Same Property Portfolio Cash NOI	$139,050	$135,218	$3,832	2.8%	$555,405	$532,313	$23,092	4.3%

Rexford Industrial Realty, Inc.
Reconciliation of Net (Loss) Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(67,735)	$64,910	$219,763	$285,926
General and administrative	19,199	21,940	78,856	82,153
Depreciation and amortization	76,819	71,832	315,919	275,247
Other expenses	65,910	34	72,611	2,238
Interest expense	25,451	28,173	104,903	98,596
Debt extinguishment and modification expenses	—	—	291	—
Management and leasing services	(197)	(167)	(589)	(611)
Interest income	(4,670)	(2,991)	(22,168)	(13,700)
Impairment of real estate	89,097	—	89,097	—
Gains on sale of real estate	(19,931)	—	(106,032)	(18,013)
Net operating income (NOI)	$183,943	$183,731	$752,651	$711,836
Straight line rental revenue adjustment	(9,073)	(10,057)	(29,672)	(38,433)
Above/(below) market lease revenue adjustments	(4,129)	(6,159)	(24,357)	(27,653)
Cash NOI	$170,741	$167,515	$698,622	$645,750

NOI	$183,943	$183,731	$752,651	$711,836
Non-Same Property Portfolio rental income	(52,760)	(52,365)	(221,167)	(176,164)
Non-Same Property Portfolio property expenses	15,018	14,279	57,691	47,207
Same Property Portfolio NOI	$146,201	$145,645	$589,175	$582,879
Straight line rental revenue adjustment	(2,198)	(5,167)	(14,075)	(27,437)
Above/(below) market lease revenue adjustments	(4,953)	(5,260)	(19,695)	(23,129)
Same Property Portfolio Cash NOI	$139,050	$135,218	$555,405	$532,313

Rexford Industrial Realty, Inc.
Reconciliation of Net (Loss) Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(67,735)	$64,910	$219,763	$285,926
Adjustments:
Depreciation and amortization	76,819	71,832	315,919	275,247
Impairment of real estate	89,097	—	89,097	—
Gains on sale of real estate	(19,931)	—	(106,032)	(18,013)
Funds From Operations (FFO)	$78,250	$136,742	$518,747	$543,160
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: FFO attributable to noncontrolling interests(1)	(2,688)	(5,283)	(17,950)	(21,270)
Less: FFO attributable to participating securities(2)	(953)	(624)	(3,144)	(2,342)
Company share of FFO	$72,294	$128,520	$488,395	$510,290

Company Share of FFO per common share – basic	$0.31	$0.58	$2.10	$2.34
Company Share of FFO per common share – diluted	$0.31	$0.58	$2.10	$2.34

FFO	$78,250	$136,742	$518,747	$543,160
Adjustments:
Acquisition expenses(3)	10	9	273	123
Debt extinguishment and modification expenses	—	—	291	—
Amortization of loss on termination of interest rate swaps	—	34	—	211
Non-capitalizable demolition costs(3)	—	—	365	1,127
Co-CEO transition costs(3)(4)	60,223	—	60,223	—
Severance costs(3)(5)	—	—	4,410	—
Other nonrecurring expenses(3)(6)	5,605	—	6,864	—
Core FFO	$144,088	$136,785	$591,173	$544,621
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: Core FFO attributable to noncontrolling interest(1)	(4,943)	(5,284)	(20,428)	(21,319)
Less: Core FFO attributable to participating securities(2)(7)	(648)	(624)	(2,873)	(2,349)
Company share of Core FFO	$136,182	$128,562	$558,614	$511,695

Company share of Core FFO per common share – basic	$0.59	$0.58	$2.40	$2.34
Company share of Core FFO per common share – diluted	$0.59	$0.58	$2.40	$2.34

Weighted-average shares of common stock outstanding – basic	231,758	222,516	232,478	218,280
Weighted-average shares of common stock outstanding – diluted	232,051	222,856	232,551	218,467
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into OP units. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(4)Reflects accelerated share‑based compensation expense in connection with the Co-CEO transition, including transition-related restricted stock awards and pre-existing awards.
(5)Includes costs associated with workforce reduction and workforce reorganization.
(6)Reflects nonrecurring advisory service costs.
(7)For the three months and year ended December 31, 2025, Core FFO attributable to participating securities was adjusted to exclude $569 of otherwise allocable Core FFO related solely to the transition‑related restricted stock awards noted above, consistent with the exclusion of the related accelerated share‑based compensation from Core FFO.

Rexford Industrial Realty, Inc.
Reconciliation of Net Loss to Adjusted EBITDAre
(Unaudited and in thousands)

Three Months Ended December 31, 2025
Net loss	$(67,735)
Interest expense	25,451
Depreciation and amortization	76,819
Impairment of real estate	89,097
Gains on sale of real estate	(19,931)
EBITDAre	$103,701
Stock-based compensation amortization	8,537
Acquisition expenses	10
Co-CEO transition costs	60,223
Other nonrecurring expenses	5,605
Pro forma effect of dispositions(1)	(268)
Adjusted EBITDAre	$177,808

(1)Represents the estimated impact on fourth quarter 2025 EBITDAre of fourth quarter 2025 dispositions as if they had been sold as of October 1, 2025.